SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.   )

                                 ---------------

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|_|   Confidential, For Use of the Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12

                          United Investors Realty Trust

           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   The Committee to Restore Shareholder Value

           ----------------------------------------------------------
    (Name of Person( ) Filing Proxy Statement, if Other Than the Registrant)

                                 ---------------

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      (2)   Aggregate number of securities to which transaction applies:

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                   The Committee To Restore Shareholder Value
                             c/o Mackenzie Partners
                    156 Fifth Avenue New York, New York 10010
                          1 (800) 322-2885 (Toll Free)
                            www.UIRTShareholders.com

                    PLEASE VOTE YOUR GREEN PROXY CARD TODAY!

Fellow Shareholders:

The Committee To Restore Shareholder Value has had enough of Robert Scharar, the President, CEO and Chairman of the Board of Trust Managers of United Investors Realty Trust. Our stock price has gone nowhere but down. Take a look at the graph published in UIRT's proxy:

                   COMPARISON 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG UNITED INVESTORS REALTY TRUST,
                  NASDAQ MARKET INDEX AND NAREIT EQUITY INDEX

                              [LINE GRAPH OMITTED]

                                       03/13/98   12/31/98   12/31/99   12/31/00
                                       --------   --------   --------   --------
UIRT ...................                            73.950     74.780
Nasdaq Market Index ....                           124.850    225.555
Nareit Equity Index ....                            84.372     80.474

On March 10, 1998, after its first day of trading upon the commencement of UIRT's initial public offering, UIRT's common stock closed at $9.75 per share. The poor financial performance of UIRT since the initial public offering has caused the stock price to decline considerably and to be traded during the calendar year of 2001 for between $4.1875 and $5.72 per share. In fact, on May 7, 2001, the share price closed at $5.50. We've had enough of Scharar!


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           WHETHER YOU BOUGHT YOUR SHARES FOR INCOME OR APPRECIATION -
                                    YOU LOST

Not only have dividends recently been reduced by almost 40%, but according to UIRT's most recently filed Annual Report, dividends are being supported through sales of assets. Rather than reduce the management fees which bear no relation to the benefit derived by UIRT, and rather than reduce administrative expenses which over the last few years have grown at a rate greater than revenues, the existing Trust Managers have apparently determined to use proceeds from the sale of assets, as opposed to earnings, to pay dividends. We've had enough of Scharar!

Management fees paid to Scharar's company:

      1997  $312,000
      1998  $794,043
      1999  $1,207,189
      2000  $1,160,477

We've had enough of Scharar!

General & Administrative expenses of UIRT incurred under Scharar's watch:

      1998  $1,106,508
      1999  $1,621,654
      2000  $1,716,955

We've had enough of Scharar!

      THE ONLY THING GOING UP ARE MANAGEMENT FEES AND EXPENSES.

Under existing management, UIRT's overhead costs, as a percentage of revenues, are nearly twice that of similar equity REITs. We believe that management fees and administrative expenses need to be brought in line with those of similar REITs, and that UIRT should be operated or sold for the benefit of its shareholders. We believe that with the election of our Trust Manager nominees, there is an opportunity to restore value to all shareholders. We've had enough of Scharar!

THE LATEST MOVE BY SCHARAR IS TO ANNOUNCE HE'S INVESTIGATING THE SALE OF THE COMPANY OR ALL OF OUR ASSETS. IF THE CURRENT REGIME UNDER SCHARAR CAN NOT RUN UIRT PROPERLY, HOW CAN WE AS SHAREHOLDERS TRUST THEM TO DO ANYTHING ELSE PROPERLY, INCLUDING SELLING UIRT?

WE NEED A COMPETENT, INDEPENDENT BOARD TO DIRECT THE MANAGEMENT OF UIRT UNTIL IT'S EITHER SOLD OR REVITALIZED.

WE'VE HAD ENOUGH.

HAVE YOU?


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HERE'S YOUR ALTERNATIVE:

                   ELECT OUR TRUST MANAGERS WHO ARE COMMITTED
                         TO ENHANCING SHAREHOLDER VALUE

As significant shareholders, we believe that our interests are aligned with yours. We believe that the current Trust Managers have not effectively supervised the management of UIRT or done what they could to increase shareholder value. For this reason, we feel it is necessary to run an opposing slate of Trust Manager Nominees and to amend Section 3.3 of UIRT's by-laws.

We endorse our nominees for election as Trust Managers. We believe our nominees, whose goal is to maximize the value that all shareholders will realize from their investments, will use their significant real estate and business experience to maximize the performance of UIRT's real estate investments and other assets; implement a coherent business plan designed to return UIRT to profitability; and reduce UIRT's management fees and administrative expenses. We recommend a vote FOR the election of our Trust Manager nominees.

            VOTE TO AMEND THE BY-LAWS AND TO LEVEL THE PLAYING FIELD

Section 3.3 of the By-Laws sets forth the required vote of shareholders needed to elect Trust Managers. The provision sets forth what the Committee believes to be an onerous standard for the election of Trust Manager nominees who have never been elected, and a liberal relaxed standard, which can be as much as 50% lower, for the election of Trust Managers who have been previously elected. The Committee's proposed by-law amendment attempts to level the playing field and eliminate what the Committee believes to be an entrenching provision by setting the same threshold for the election of all Trust Manager nominees, and eliminating the existing provision which favors nominees that have been previously elected. We recommend a vote FOR the amendment to Section 3.3 of UIRT's By-Laws.

                     LET'S RESTORE VALUE TO ALL SHAREHOLDERS

This solicitation is made on our behalf. Our members own more than 722,000 shares of common stock of UIRT, representing more than 8.3% of the outstanding shares, which makes our group one of UIRT's largest shareholders. The participants to this solicitation (the "Participants") are set forth in the Definitive Proxy Statement which we filed on May 1, 2001 with the Securities and Exchange Commission. Our members are significant shareholders of UIRT who continue to be unhappy with the performance of UIRT and believe there is a need for a change in the leadership and direction of UIRT. We were formed in order to consider pursuing various alternative courses of action with respect to the management and operations of UIRT with a view towards increasing shareholder value.

READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Copies of our Definitive Proxy Statement may be obtained for free, along with all other relevant documents, from our solicitation agent, Mackenzie Partners, 156 Fifth Avenue, New York, NY 10010, (800) 322-2885 (toll free), at our website www.UIRTShareholders.com, or from the Securities and Exchange Commission (the "Commission"), at their website, www.sec.gov.


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If you have any questions or require additional information, please call
MacKenzie Partners, Inc. at (800) 322-2885 (toll free). Also, please visit our website at www.UIRTshareholders.com. Thank you for your support.

         YOUR VOTE IS IMPORTANT. DON'T DELAY - VOTE "FOR" BOTH PROPOSALS
                    ON THE ENCLOSED GREEN PROXY CARD TODAY!

                                      Very truly yours,


                                      THE COMMITTEE TO RESTORE SHAREHOLDER VALUE


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